As filed with the Securities and Exchange Commission on July 12, 2002
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                              XYBERNAUT CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                                        54-1799851
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

12701 Fair Lakes Circle, Fairfax, Virginia                        22033
(Address of Principal Executive Offices)                       (Zip Code)


                            2002 Stock Incentive Plan
                            (Full title of the plan)

                                Edward G. Newman
                             12701 Fair Lakes Circle
                             Fairfax, Virginia 22033
                                 (703) 631-6925
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:
                           Martin Eric Weisberg, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6000


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE
==============================================================================================================================

                                                                     Proposed              Proposed
    Title of each class of securities          Amount To              Maximum               Maximum              Amount Of
            to be registered                 Be Registered        Aggregate Price          Aggregate            Registration
                                                                     Per Share          Offering Price              Fee
------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value per share       3,000,000 (1)          $0.63 (2)            $1,890,000           $173.88
==============================================================================================================================

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 2002 Stock Incentive Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c), the average ($0.63) of the closing bid ($0.62) and closing asked ($0.63) price on the Nasdaq National Market on July 8, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by Xybernaut Corporation (the "Registrant") with the Securities and Exchange Commission (Commission File No. 0-15086) pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K, filed on March 28, 2002, for the year ended December 31, 2001;

          (b) The Registrant's Quarterly Report on Form 10-Q, filed on May 15, 2002, for the quarter ended March 31, 2002; and

          (c) The description of the Registrant's common stock contained in the Registrant's registration statement on Form SB-2/A (Registration No. 333-04156) filed on July 17, 1996, including any amendments or reports filed for the purpose of updating that description.

          All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not required,  as the  Registrant's  common stock is registered  under
Section 12 of the 1934 Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

          The Registrant's certificate of incorporation provides that directors will not be personally liable for monetary damages to the Registrant or its stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to the Registrant or its stockholders, intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Registrant's certificate of incorporation also authorizes the Registrant to indemnify its officers, directors and other agents, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law. The Registrant has entered into an indemnification agreement with each of its directors and officers which may, in some cases, be broader than the specific indemnification provisions contained in the Registrant's certificate of incorporation or as otherwise permitted under Delaware law. Each indemnification agreement may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as a director or officer, against liabilities arising from willful misconduct of a culpable nature, and to obtain directors' and officers' liability insurance if available on reasonable terms.

          The Registrant maintains directors and officers liability policies that contain a combined limit of liability of $15,000,000 per policy year.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

Exhibit
Number            Description
------            -----------

5.1 Opinion of Jenkens & Gilchrist Parker Chapin LLP, as to the legality of the common stock being offered.

23.1 Consent of Jenkens & Gilchrist Parker Chapin LLP (included in their opinion filed as Exhibit 5.1).

23.2      Consent of Grant Thornton LLP.

24.1 Power of attorney of certain officers and directors of the Registrant (contained in the signature page).

99.1      2002 Stock Incentive Plan.*
--------------

* Incorporated by reference to the  Registrant's  Definitive  Proxy Statement on
Schedule 14A, as filed with the Securities and Exchange Commission on April 30, 2002, and annexed as Appendix A thereto.

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include  any  material  information  with  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, the Commonwealth of Virginia on July 12, 2002.

                                          XYBERNAUT CORPORATION


                                          By: /s/ Edward G. Newman
                                             -----------------------------------
                                              Edward G. Newman
                                              Chairman of the Board, President
                                              and Chief Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints each of Edward G. Newman and Steven A. Newman his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 12th day of July, 2002.


/s/ Edward G. Newman                        Chairman of the Board, President and
-----------------------------------         Chief Executive Officer
Edward G. Newman


/s/ Steven A. Newman                        Executive Vice President and
-----------------------------------         Vice Chairman of the Board
Steven A. Newman

/s/ Kazuyuki Toyosato                       Executive Vice President and
-----------------------------------         Director
Kazuyuki Toyosato


/s/ John F. Moynahan                        Senior Vice President, Treasurer and
-----------------------------------         Chief Financial Officer
John F. Moynahan


/s/ Edwin Vogt                              Senior Vice President and Director
-----------------------------------
Edwin Vogt


/s/ Eugene J. Amobi                         Vice President and Director
-----------------------------------
Eugene J. Amobi


/s/ Martin Eric Weisberg, Esq.              Secretary and Director
-----------------------------------
Martin Eric Weisberg, Esq.


/s/ James S. Gilmore III, Esq.              Director
-----------------------------------
James S. Gilmore III, Esq.


/s/ Keith P. Hicks                          Director
-----------------------------------
Keith P. Hicks


/s/ Phillip E. Pearce                       Director
-----------------------------------
Phillip E. Pearce


/s/ James J. Ralabate                       Director
-----------------------------------
James J. Ralabate


/s/ Lt. Gen. Harry E. Soyster               Director
-----------------------------------
Lt. Gen. Harry E. Soyster

                                 SECURITIES AND
                                    EXCHANGE
                                   COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------




                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  -------------







                              XYBERNAUT CORPORATION
                       (EXACT NAME OF ISSUER AS SPECIFIED
                                 IN ITS CHARTER)



                                  July 12, 2002

                                  EXHIBIT INDEX



Exhibit
Number            Description
------            -----------

5.1 Opinion of Jenkens & Gilchrist Parker Chapin LLP, as to the legality of the common stock being offered.
23.1 Consent of Jenkens & Gilchrist Parker Chapin LLP (included in their opinion filed as Exhibit 5.1).
23.2      Consent of Grant Thornton LLP.
24.1 Power of attorney of certain officers and directors of the Registrant (contained in the signature page).
99.1      2002 Stock Incentive Plan. *

--------------

* Incorporated by reference to the  Registrant's  Definitive  Proxy Statement on
Schedule 14A, as filed with the Securities and Exchange Commission on April 30, 2002, and annexed as Appendix A thereto.